DM_US 80993558-5.080136.0011 AMENDMENT NO. 1 TO THE AMENDED AND RESTATED WABCO HOLDINGS, INC. OMNIBUS INCENTIVE PLAN WHEREAS, WABCO Holdings Inc. (the “Company”) adopted the Amended and Restated WABCO Holdings Inc. Omnibus Incentive Plan, effective May 30, 2013 (the “Plan”); WHEREAS, under Section 12 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan; and WHEREAS, the Compensation, Governance and Nominating Committee of the Board, as the administrator of the Plan, has determined that it is in the best interest of the Company and its shareholders to amend the Plan on the terms set forth herein. NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2017: 1. Existing subsection 2.1(g) shall be amended by adding the following sentence immediately following the first sentence thereof: "Notwithstanding the previous sentence, for purposes of the Change of Control provisions in Section 11 only, "Cause" means "Cause" as defined in the WABCO Holdings, Inc. Change of Control Severance Plan." 2. Section 11.1 shall be amended by adding the following at the end thereof: "The preceding provisions of this Section 11.1 notwithstanding, with respect to an equity- denominated Incentive Award (or any portion of such an Incentive Award) granted after December 31, 2016 and that is not subject to Section 11.2 below, the following rules shall apply: (y) If such Incentive Award is not replaced under Section 11.1(c), it shall become vested on the date of the Change of Control. (z) If such Incentive Award is replaced under Section 11.1(c), the vesting schedule of the replacement award shall be the same as that set forth in the original Incentive Award Agreement, and shall not accelerate, and the unvested portion of such Incentive Award shall be immediately forfeited upon any subsequent termination of Participant’s employment; provided, however that any such Incentive Award shall become fully vested upon the termination of Participant’s employment by the Company without Cause or by Participant for Good Reason (as defined in the WABCO Holdings, Inc. Change of Control Severance Plan and determined by the Committee) during the 24 month period following a Change of Control." 3. Section 11.2 shall be amended by adding the following at the end thereof: "The preceding provisions of this Section 11.2 notwithstanding, with respect to an equity- denominated Incentive Award (or any portion of such an Incentive Award) granted after

DM_US 80993558-5.080136.0011 December 31, 2016 that is subject to Performance Goals for which the Performance Cycle has not concluded as of the Change of Control, the following rules shall apply: (a) If such Incentive Award is not replaced under Section 11.1(c), the Incentive Award shall be deemed to be earned on consummation of the Change of Control as though the Performance Goals were achieved at a "target" level of performance, and will immediately vest as of such Change of Control. (b) If such Incentive Award is replaced under Section 11.1(c), the Incentive Award shall be deemed to be earned on consummation of the Change of Control as though the Performance Goals were achieved at a "target" level of performance, the vesting schedule of the replacement award will become solely time-based, the award will vest in accordance with the original vesting schedule set forth in the Award Agreement, and shall not accelerate, and the unvested portion of such Incentive Award shall be immediately forfeited upon any subsequent termination of Participant’s employment; provided, however that any such replacement award shall become fully vested and transferable upon the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (as defined in the WABCO Holdings, Inc. Change of Control Severance Plan and determined by the Committee) during the 24 month period following a Change of Control." 4. All other terms of the Plan shall remain in full force and effect. IN WITNESS THEREOF, the Company has caused its name to be signed by its duly authorized officers as of the date first written above. WABCO HOLDINGS, INC. By: Name: Mazen Mazraani Title: Chief Human Resources Officer